EXHIBIT 99.1

THE GORMAN-RUPP COMPANY ANNOUNCES CFO SUCCESSION

Mansfield, Ohio – January 3, 2017 – The Board of Directors of The Gorman-Rupp Company (NYSE MKT: GRC) elected James C. Kerr to the position of Chief Financial Officer effective January 1, 2017, in accordance with the Company’s succession planning announcement of July 6, 2016.

Mr. Kerr joined the company in July 2016 as Vice President of Finance. Previously he served as Executive Vice President and Chief Financial Officer of Jo-Ann Stores, Inc., a formerly publicly-held retail chain of residential consumer products with sales in excess of $2 billion. Mr. Kerr was with Jo-Ann Stores, Inc. for the prior 17 years.

Brigette A. Burnell

Corporate Secretary

The Gorman-Rupp Company

Telephone (419) 755-1246

NYSE MKT: GRC

The Gorman-Rupp Company is a leading designer, manufacturer and international marketer of pumps and pump systems for use in diverse water, wastewater, construction, dewatering, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (HVAC), military and other liquid-handling applications.